CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 18, 2005 on the financial statements and financial highlights of Jacobs and Company Mutual Fund.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

May 31, 2005